Exhibit 99.1

CyrusOne Inc. Announces Amendment to Credit Agreement and $350.0 Million Increase in Total Commitments

DALLAS — June 22, 2015 — CyrusOne Inc. (NASDAQ:CONE) (the “Company”) announced today that its operating partnership, CyrusOne LP (the “Operating Partnership”), has entered into an amendment (the “Amendment”) to the credit agreement and other loan documents governing its senior unsecured revolving credit facility and senior unsecured term loan facility (the “Credit Agreement”), dated as of October 9, 2014, among the Operating Partnership, as borrower, the guarantors party thereto, the lenders party thereto,KeyBank National Association (“KeyBank”), as administrative agent for the lenders, and J.P. Morgan Chase Bank, N.A., as syndication agent for the facility. KeyBanc Capital Markets Inc., J.P. Morgan Securities LLC, Barclays, RBC Capital Markets, and TD Securities (USA) LLC, served as joint lead arrangers.

The Amendment, among other things, increased the size of the Credit Agreement’s accordion feature, which gives the Operating Partnership the ability to request an increase in the total commitment under the Credit Agreement, from $300.0 million to $600.0 million.  Immediately after entering into the Amendment, the Operating Partnership exercised $350.0 million of this accordion feature and obtained commitments to increase the total commitment under the Credit Agreement from $600.0 million to $950.0 million, comprised of $650.0 million of commitments under its revolving credit facility and $300.0 million of commitments under its term loan.

The Credit Agreement is available to finance all or part of the Operating Partnership’s previously announced acquisition of Cervalis Holdings LLC. If the Operating Partnership were to borrow under the credit facility to finance all of the acquisition of Cervalis Holdings LLC, the Company would have in excess of $200 million of liquidity between available capacity under the credit facility and cash and cash equivalents. The Company is still evaluating the timing and mix of its permanent financing options for the acquisition at this time.

About CyrusOne

CyrusOne Inc. (NASDAQ:CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. CyrusOne provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 675 customers, including nine of the Fortune 20 and 146 of the Fortune 1000 or private or foreign enterprises of equivalent size.

CyrusOne’s data center offerings provide the flexibility, reliability and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management and service delivery throughout its 27 data centers worldwide.

Safe Harbor

This release contains forward-looking statements regarding future events and CyrusOne’s future results that are subject to the “safe harbor” provisions of the Private Securities

Litigation Reform Act of 1995, including statements related to the pending Cervalis Acquisition. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which CyrusOne operates and the beliefs and assumptions of its management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of CyrusOne’s future financial performance, its anticipated growth and trends in its businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause CyrusOne’s actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents CyrusOne files with the SEC. More information on potential risks and uncertainties is available in CyrusOne’s recent filings with the SEC, including CyrusOne’s Form 10-K report and Form 10-Q and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. CyrusOne undertakes no obligation to revise or update any forward-looking statements for any reason.

Source: CyrusOne Inc.

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Investor Relations

Michael Schafer

972-350-0060

investorrelations@cyrusone.com

Media

Jacob Smith

513-671-3811

cyrusone@gyro.com